UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2017

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38101 (Commission File Number)	46-0552948 (IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
(Address of Principal Executive Offices, including Zip Code)

(720) 479-3500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Effective August 7, 2017, Tom McMillin was appointed to the board of directors (the “Board”) of WideOpenWest, Inc. (the “Company”), as an independent class II director, who will serve until the 2019 annual general meeting. Mr. McMillin will serve on the Audit Committee of the Board.

Mr. McMillin serves as the President and Chief Operating Officer of TierPoint and Cequel III. Prior to joining Cequel III and TierPoint in December 2015, Mr. McMillin served as the Executive Vice President and Chief Operating Officer of Suddenlink Communications starting in 2006. Over the past five years, Mr. McMillin currently serves or has served on the board of directors of Suddenlink Communications and TierPoint and serves on the board of governors for the SSM Health Cardinal Glennon Children’s Foundation. Mr. McMillin received a bachelor of science degree in accountancy from the University of Missouri - Columbia. Mr. McMillin was selected to serve on our Board of Directors because of his industry knowledge and operating expertise developed over years of experience in the industry and his leadership skills and strategic guidance.

Mr. McMillin will be entitled to receive for his services the compensation applicable to all of the Company’s non-employee directors, consisting of annual retainer fees and long-term equity awards.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated August 7, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017	WIDEOPENWEST, INC.

/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer

3